Exhibit 99.3

EHHI HOLDINGS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2014

EHHI HOLDINGS, INC.
Dallas, Texas

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2014

EHHI HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013
ASSETS
Currents assets
Cash and cash equivalents	$11,743,467	$11,524,808
Accounts receivable, net	54,164,156	43,736,468
Prepaid and other current assets	2,651,052	1,524,217
Deferred tax, current	1,555,315	1,555,315
Total current assets	70,113,990	58,340,808

Property and equipment, net	8,650,972	8,391,171

Other assets
Goodwill, net (Note 3)	368,917,247	340,634,247
Intangible assets, net	21,212,855	17,373,509
Security deposits	282,862	246,677
Other assets	1,279,838	1,690,228
Total other assets	391,692,802	359,944,661
	$470,457,764	$426,676,640
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,473,473	$1,920,633
Accrued payroll and related benefits	19,367,593	14,738,774
Deferred revenue	27,217,323	20,194,592
Current portion – debt	6,000,000	6,000,000
Current portion – capital lease obligation	1,648,675	1,351,078
Accrued expenses	9,499,998	8,693,403
Total current liabilities	65,207,062	52,898,480

Long-term liabilities
Debt	150,584,333	146,108,432
Capital lease obligation	1,560,081	1,171,602
Deferred tax (Note 4)	16,631,070	12,361,364
Total long-term liabilities	168,775,484	159,641,398

Commitments and contingencies

Shareholders’ equity
Preferred stock – Series A $1 par 15,000 authorized no shares issued or outstanding	—	—
Common stock – Class A $1,000 par, 260,000 authorized, 139,375 issued and outstanding	139,375,000	139,375,000
Common stock – Class B $ 1 par, 160,000 authorized, 159,484 issued and 117,031 outstanding	117,031	117,031
Common stock – Class C $ 1 par, 65,000 authorized, 60,755 issued and outstanding	60,755	60,755
Common stock – Class D $ 1 par, 2,600,000 authorized no shares issued or outstanding	—	—
Paid-in capital	2,527,101	2,383,963
Treasury stock - 42,453 Class B shares	(2,378,217)	(2,378,217)
Retained earnings	96,893,521	74,690,076
Accumulated other comprehensive loss	(119,973)	(111,846)
Total shareholders’ equity	236,475,218	214,136,762
	$470,457,764	$426,676,640

See accompanying notes to consolidated financial statements.
1.

EHHI HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Nine Months Ended September 30, 2014 and 2013

	2014	2013
Net revenues	$267,676,414	$222,186,760

Cost of sales (exclusive of depreciation and amortization shown separately below)	126,391,131	104,635,699
General and administrative salaries	49,592,623	41,626,307
Other operating expenses	45,138,049	39,271,477
Depreciation and amortization	3,880,985	4,386,121
	225,002,788	189,919,604

Income before other expenses	42,673,626	32,267,156

Other expenses
Other income	367,654	383,828
Interest expense, net	6,579,802	7,402,076
	6,947,456	7,785,904

Income before income taxes	35,726,170	24,481,252

Income tax expense	13,522,725	9,057,417

Net income	22,203,445	15,423,835

Other comprehensive loss
Change in market value of derivative instrument	(8,127)	(7,736)

Comprehensive income	$22,195,318	$15,416,099

See accompanying notes to consolidated financial statements.
2.

EHHI HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
Nine Months Ended September 30, 2014 and 2013

	Series A Preferred Stock	Class A Common Stock	Class B Common Stock	Class C Common Stock	Paid-in capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance at January 1, 2014	$—	$139,375,000	$117,031	$60,755	$2,383,963	$(2,378,217)	$74,690,076	$(111,846)	$214,136,762

Other comprehensive loss	—	—	—	—	—	—	—	(8,127)	(8,127)
Stock compensation	—	—	—	—	143,138	—	—	—	143,138
Net income	—	—	—	—	—	—	22,203,445	—	22,203,445

Balance at September 30, 2014	$—	$139,375,000	$117,031	$60,755	$2,527,101	$(2,378,217)	$96,893,521	$(119,973)	$236,475,218

	Series A Preferred Stock	Class A Common Stock	Class B Common Stock	Class C Common Stock	Paid-in capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance at January 1, 2013	$—	$139,375,000	$117,031	$60,755	$2,193,111	$(2,378,217)	$52,790,071	$(84,629)	$192,073,122

Other comprehensive loss	—	—	—	—	—	—	—	(7,736)	(7,736)
Stock compensation	—	—	—	—	143,138	—	—	—	143,138
Net income	—	—	—	—	—	—	15,423,835	—	15,423,835

Balance at September 30, 2013	$—	$139,375,000	$117,031	$60,755	$2,336,249	$(2,378,217)	$68,213,906	$(92,365)	$207,632,359

See accompanying notes to consolidated financial statements.
3.

EHHI HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2014 and 2013

	2014	2013
Cash flows from operating activities
Net income	$22,203,445	$15,423,835
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	3,880,985	4,386,121
Amortization of debt financing costs	385,522	436,707
Amortization of debt discount	475,902	548,205
Bad debt expense	1,139,370	731,609
Gain on disposal of property and equipment	(25,123)	(33,372)
Provision for deferred income taxes	4,269,706	3,598,464
Stock compensation	143,138	143,139
Change in assets and liabilities
Accounts receivable	(11,567,060)	(6,284,950)
Prepaid and other assets	(1,092,425)	354,447
Deferred revenue	7,022,731	3,240,904
Accounts payable	(447,160)	(784,467)
Accrued liabilities	5,234,761	(688,898)
Net cash from operating activities	31,623,792	21,071,744

Cash flows from investing activities
Purchases of property and equipment	(1,466,332)	(2,063,435)
Proceeds from sale of equipment	345,260	509,621
Acquisition of businesses	(32,968,202)	(11,686,368)
Net cash used in investing activities	(34,089,274)	(13,240,182)

Cash flows from financing activities
Payment of debt finance costs	—	(330,097)
Payments on long-term debt	(5,315,859)	(17,000,123)
Proceeds from long-term debt	8,000,000	9,000,000
Net cash used in financing activities	2,684,141	(8,330,220)

Net change in cash and cash equivalents	218,659	(498,658)

Cash and cash equivalents at beginning of year	11,524,808	5,490,773

Cash and cash equivalents at end of year	$11,743,467	$4,992,115

See accompanying notes to consolidated financial statements.
4.

EHHI HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business: The Company is a provider of a wide range of home health care services in Texas, New Mexico, Oklahoma, Colorado, Utah, Idaho Massachusetts, Connecticut, Kansas, Virginia, and Florida, including skilled nursing, therapy, social services, pediatric nursing, and home health aide services. The Company is Medicare and Medicaid certified and receives the majority of its reimbursements through the Medicare program, the Texas and Oklahoma State Medicaid programs, and commercial insurance payors. The Company is offering hospice services in its Kansas, Oklahoma, New Mexico, Texas, Utah and Idaho markets.

Basis of Presentation: The consolidated financial statements include the accounts of EHHI Holdings, Inc. (“EHHI”) and its wholly owned subsidiaries (individually and collectively, the “Company”). All material intercompany balances and transactions have been eliminated.

The accompanying unaudited condensed consolidated financial statements of EHHI should be read in conjunction with the consolidated financial statements and accompanying notes of EHHI’s consolidated financial statements as of and for the year ended December 31, 2013. The unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the United States Securities and Exchange Commission applicable to interim financial information. Certain information and note disclosures included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been omitted in these interim statements, as allowed by such SEC rules and regulations. However, we believe the disclosures are adequate to make the information presented not misleading.

The unaudited results of operations for the interim periods shown in these financial statements are not necessarily indicative of operating results for the entire year. In our opinion, the accompanying condensed consolidated financial statements recognize all adjustments of a normal recurring nature considered necessary to fairly state the financial position, results of operations, and cash flows for each interim period presented.

Accounts Receivable and Revenue Recognition:
We derived our consolidated net revenues from the following payor sources:

	Nine Months Ended September 30,
	2014	2013
Medicare	82.3%	82.6%
Medicare Advantage	4.4%	4.0%
Medicaid	7.5%	8.3%
Other	5.8%	5.1%
Total	100%	100%

See Note 1 to the consolidated financial statements accompanying our consolidated financial statements as of and for the year ended December 31, 2013 for our policies related to net revenues, accounts receivable, and our allowance for uncollectible accounts. The allowance for uncollectible accounts at September 30, 2014 and December 31, 2013 was $4,134,968 and $3,338,555, respectively.

5.

EHHI HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill: Goodwill represents the excess of the purchase price over the fair value of the net assets of businesses acquired in a business combination. Goodwill is tested for impairment at least annually or more frequently if events and circumstances indicate a possibility of impairment. Absent any impairment indicators, we perform our goodwill impairment testing as of September 30th of each year. Impairments are recorded when an entity’s carrying value of goodwill exceeds its implied fair value. No goodwill impairment expense was recorded in the nine months ended September 30, 2014.

Subsequent Events: Management has performed an analysis of all events or transactions subsequent to September 30, 2014 to determine the need for any adjustments to and/or disclosures within these condensed consolidated financial statements. Management has evaluated subsequent events for recognition and disclosure through March 5, 2015, the date our financial statements were available to be issued. See Note 8, Subsequent Events.

NOTE 2 - ACQUISITIONS

Current accounting standards require the Company to exclude from the purchase price allocations of an acquired business the direct costs of acquiring the business or costs the acquirer may incur to integrate the business going forward. As a result, the Company expensed approximately $136,502 and $195,556 during the nine months ended 2014 and 2013, respectively. These expenses are included in other general and administrative expenses in the condensed consolidated statements of comprehensive income. In addition, goodwill on the below acquisitions is deductible for tax purposes.

During the nine months ended September 30, 2014, the Company completed the following acquisitions, none of which were individually significant to its financial position, results of operations, or cash flows:

•
On January 7, 2014, the Company acquired the business operations and certain assets from AHS Cushing Hospital, LLC and AHS Henryetta Hospital, LLC, home health care companies with operations in Tulsa and Henryetta, Oklahoma.

•
On January 20, 2014, the Company acquired the business operations and substantially all the assets of Generation Solutions of the Roanoke Valley, Inc., a home health care company with operations located in Roanoke, Virginia.

•
On February 5, 2014, the Company acquired the business operations and substantially all the assets of Thrive Home Health Care, Inc., a home health care company with operations located in College Station, Texas.

•
On March 7, 2014, the Company acquired the business operations and substantially all the assets of Sacred Heart Home Health Care, Inc., a home health care company with operations located in Kansas City, Kansas.

•
On May 22, 2014, the Company acquired the business operations and substantially all the assets of Caritas In Home Services, LLC, and BCS Family Hospice, LLC, a home health care and hospice company with operations located in Bryan/College Station, Texas.

•
On August 29, 2014, the Company acquired the business operations and substantially all the assets of Phoenix Home Care, Inc and RPR Healthcare Consulting, LLC, a home health care company with operations located in central Florida.

Each acquisition was completed in order to pursue the Company’s strategy of increasing market presence by expanding the service base and enhancing its position in certain geographic areas as a leading provider of home health and hospice services. The purchase price for each acquisition was negotiated through arm’s length transactions, with consideration based on the Company’s analysis of, among other things, comparable acquisitions and expected cash flows for each transaction. Each acquisition was accounted for under the acquisition method of accounting and included in the consolidated financial statements from the

6.

EHHI HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – ACQUISITIONS (Continued)

respective acquisition dates. Assets acquired and liabilities assumed were recorded at their estimated fair values as of their respective acquisition dates. The fair values of identifiable intangible assets were based on valuations using the cost and income approaches. The cost approach is based on amounts that would be required to replace the asset (i.e., replacement cost). The income approach is based on management’s estimates of future operating results and cash flows discounted using a weighted-average cost of capital that reflects market participant assumptions. Goodwill generated from the acquisitions was recognized for the excess of the purchase price over tangible and identifiable intangible assets because of the expected contributions of each acquisition to our overall corporate strategy. Each acquisition was funded using cash on hand and availability under our revolving credit facility.

The fair value of the assets acquired and liabilities assumed at the acquisition dates for the transactions completed in 2014 was as follows:

Property and equipment, net	$42,000
Identifiable intangible assets:
Medicare licenses (indefinite lived)	3,300,000
Trade name (useful life of one year)	465,000
Noncompete agreements (useful life of 3 to 5years)	1,000,000
Goodwill	28,308,000
Other assets	53,856
Total assets acquired	33,168,856
Total liabilities assumed	(200,654)

Net assets acquired	$32,968,202

The net assets acquired equals the net cash paid for all acquisitions during 2014.

The Company’s reported net revenues and net income for the nine months ended September 30, 2014 include operating results for each acquisition from their respective acquisition dates. The following table summarizes the results of operations of the above mentioned transactions from the date of acquisition included in the Company’s condensed consolidated results of operations and the unaudited pro forma results of operations of the combined entity had the date of each acquisition been January 1, 2013:

	Net Revenues	Net Income
Acquired entities only: Actual from each transaction’s respective acquisition date to September 30, 2014	$7,793,498	$1,102,499
Combined entity: Supplemental pro forma from January 1, 2014 through September 30, 2014 (unaudited)	$285,647,703	$24,261,475
Combined entity: Supplemental pro forma from January 1, 2013 through September 30, 2013 (unaudited)	$232,540,921	$16,057,247

7.

EHHI HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – INTANGIBLES AND GOODWILL

Goodwill activity for the nine months ended September 30, 2014 and 2013 was as follows:

	2014	2013
Beginning Balance	$340,634,247	$330,284,774
Acquisitions	28,283,000	10,349,473
	$368,917,247	$340,634,247

See also Note 2.

NOTE 4 - INCOME TAXES

Our provision for income taxes for the nine months ended September 30, 2014 and 2013 of $13,522,725 and $9,057,417, respectively, resulted primarily from the application of our estimated effective blended federal and state income tax rates.

As of September 30, 2014 and December 31, 2013, management has determined the Company does not have any material uncertain tax positions that result in any unrecognized tax benefits that would have a possible impact on the Company’s condensed consolidated financial statements. The Company does not expect the total of unrecognized tax benefits to significantly change in the next 12 months.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company pays Thoma Cressey Bravo, L.P., its principal shareholder, management fees and expenses for financial and other advisory services. Management fees and expenses of $300,000 were paid during the nine month ended September 2014 and 2013, respectively.

The billing platform utilized by the Company for its Medicare billing was purchased from Homecare Homebase, LP. The Company’s chief executive officer is an investor and an officer of Homecare Homebase, LP. The Company paid Homecare Homebase, LP $2,240,532 and $2,107,299 during the nine months ended September 30, 2014 and 2013, respectively, for purchased software and maintenance.

The Company maintains employment agreements with nine stockholders. The stockholders are guaranteed a salary, performance bonus as determined by the board of directors and termination pay that is contingent on the facts and circumstances surrounding the termination. These agreements do not have set expiration dates.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Third Party Audits: Three of the Company’s subsidiaries received from a Zone Program Integrity Contractor (“ZPIC”) a request for records regarding a sample of patients who received services from the subsidiaries from June 1, 2008 to May 31, 2010, from April 1, 2008 to March 31, 2010, and from October 20, 2008 to June 6, 2010 (the “Review Period”) to determine whether the underlying services met pertinent Medicare payment requirements. Based on the ZPIC’s findings for various patients, which were extrapolated to similarly situated claims for home health services provided by the subsidiaries billed during the Review Period, the Medicare Administrative Coordinator ("MAC") issued a notice of overpayment seeking recovery from the Company’s subsidiaries of alleged overpayments totaling approximately $7.7 million. The MAC

8.

EHHI HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – COMMITMENTS AND CONTINGENCIES (Continued)

communication represents an initial determination based upon the ZPIC analyses. The Company has many procedural appeal steps to follow and is vigorously contesting these findings and seeking to have these findings overturned. As of December 31, 2013, the Company had many of the claim denials overturned in its favor, which has reduced the claim from $7.7 million to approximately $4.7 million. The Company is continuing its appeals of the remaining denied claims. No assurances can be given as to the timing or outcome of the appeals process. The Company has recorded an estimated liability for claims they believe may be at risk as of September 30, 2014 of approximately $1,146,000, inclusive of accrued interest. In addition, as of September 2014, the Medicare intermediary recouped $1.0 million (including interest). As of December 31, 2014, the Medicare intermediary had recouped $2.9 million (including interest), which the Company recorded in Prepaid Assets as a balance due from Medicare upon ultimate resolution of all claims. The Company estimates an additional $3.1 million will be recouped in 2015 relating to its remaining ZPIC claim. No assurances can be given as to the timing or outcome of the appeals process.

NOTE 7 - FAIR VALUE MEASUREMENTS

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the price that would be received for an asset or paid to transfer a liability (an exit price) in the Company’s principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The Company determines the fair market values of its derivative contracts based on the fair value hierarchy established in ASC 820, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the Company’s own assumptions based on market data and on assumptions that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The Standard describes three levels within its hierarchy that may be used to measure fair value:

Level 1 Inputs: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2 Inputs: Significant other observable inputs other than Level 1 quoted prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 Inputs: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would rise in pricing an asset or liability.

The derivative instruments consist of the interest rate cap. The fair value of the derivatives is determined based on the relative values of the fixed and floating rate portions of the interest rate contracts. The valuation model utilized involves current interest rates, project yield curves and volatility factors to determine the fair value of the instruments as of the date of measurement. As such, significant fair value inputs can generally be verified and do not involve significant management judgments (Level 2 inputs).

9.

EHHI HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - FAIR VALUE MEASUREMENTS (Continued)

The following table presents the Company’s assets and liabilities measured at fair value on a recurring basis under ASC 820:

	Fair Value Measurements
	At September 30, 2014 Using:
	Quoted Prices In Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs

	(Level 1)	(Level 2)	(Level 3)
Assets:
Interest rate cap derivative instrument	$—	$6,590	$—

	Fair Value Measurements
	At December 31, 2013 Using:
	Quoted Prices In Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs

	(Level 1)	(Level 2)	(Level 3)
Assets:
Interest rate cap derivative instrument	$—	$34,154	$—

NOTE 8 – SUBSEQUENT EVENTS

On December 31, 2014, HealthSouth Corporation and a newly formed subsidiary, HealthSouth Home Heath Corporation, entered into a stock purchase agreement with EHHI to purchase the outstanding equity interests of EHHI. The total consideration delivered at closing was approximately $695.5 million in cash, which amount includes payment of outstanding borrowings of EHHI, transaction expenses, and an escrow reserve and is subject to working capital and other adjustments.

10.